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                                                                    Exhibit 10.3






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                                  TRADE SECRETS
                                       AND
                             PROPRIETARY INFORMATION
                              ASSIGNMENT AGREEMENT

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                           BIODIESEL INDUSTRIES, INC.

                                       AND

                              RUSSELL T. TEALL, III







                                                                 01 JANUARY 2001


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                          TRADE SECRETS AND PROPRIETARY
                        INFORMATION ASSIGNMENT AGREEMENT
================================================================================


                                        I

                                     PARTIES
                                     -------

         THIS TRADE SECRETS AND PROPRIETARY INFORMATION ASSIGNMENT AGREEMENT (the "Agreement") is entered into effective as of the ____ day of ________, 2001, by and between BIODIESEL INDUSTRIES, INC., a Nevada corporation ("Biodiesel"); AND, RUSSELL T. TEAL, III, an individual residing in the State of Florida ("Teall"). Biodiesel and Teall are sometimes referred to collectively herein as the "Parties", and each individually as a "Party".


                                       II

                                    RECITALS

         A. Teall is an executive employee of Biodiesel, serving as its Chief Executive Officer and Chairman of its Board of Directors.

         B. Teall has Proprietary Information regarding the business of Biodiesel which is essential to the future of Biodiesel.

         C. The Proprietary Information possessed by Teall is his rightful and legal property, with Biodiesel having no claim of right whatsoever to said Proprietary Information, other than as provided for herein.

         D. Teall has provided financing to, and advanced sums of money on behalf of, Biodiesel, and the Parties are desirous of providing for a mechanism to repay Teall for said amounts.

         E. It is the intent of the Parties for Teall to assign all of his Proprietary Information to Biodiesel in exchange for payments in the future to Teall, which payments would serve to repay Teall for all monies loaned to and advanced on behalf of Biodiesel.

         F. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                       III

                                   DEFINITIONS
                                   -----------


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         The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them.

         3.1 CONFIDENTIAL INFORMATION. "Confidential Information" is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which Biodiesel is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of Biodiesel, whether or not such information is identified as Confidential Information by Biodiesel.

         3.2 INTELLECTUAL PROPERTY. "Intellectual Property" means all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing. All Intellectual Property shall be deemed "Confidential Information".

         3.3 PROPRIETARY INFORMATION. "Proprietary Information" is all information and any idea whatever form, tangible or intangible, pertaining in any manner to the business of Biodiesel, or any of its affiliates, or its employees, clients, consultants, or business associates, which was produced by any employee or consultant of Biodiesel in the course of his or her employment or consulting relationship or otherwise produced or acquired by or on behalf of Biodiesel. All Proprietary Information not generally known outside of Biodiesel's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information". By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

                  (a) formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

                  (b) information about costs, profits, markets, sales, contracts and lists of customers, and distributors;

                  (c) business, marketing, and strategic plans;

                  (d) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements; and

                  (e) employee personnel files and compensation information.

         3.4 SUBJECT IDEAS OR INVENTIONS. "Subject Ideas or Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing that, whether or not patentable, which are conceived, developed or created which: (i) relate to Biodiesel's current or contemplated business or activities; (ii) relate to Biodiesel's actual or

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demonstrably anticipated research or development; (iii) result from any work performed by Teall for Biodiesel; (iv) involve the use of Biodiesel's equipment, supplies, facilities or trade secrets; (v) result from or are suggested by any work done by Biodiesel or at Biodiesel's request, or any projects specifically assigned to me; or (vi) result from my access to any of Biodiesel's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, equipment or other materials (collectively, the "Company Materials"). All Subject Ideas and Inventions shall be deemed "Confidential Information".


                                       IV

                                   ASSIGNMENT
                                   ----------

         4.1 TRANSFER OF RIGHTS. Upon execution hereof, Teall shall transfer all rights, title, and interests in all Confidential Information of Teall related to the business of Biodiesel in existence as of the date of the effective date of this Agreement.

         4.2 DELIVERY OF CONFIDENTIAL INFORMATION. As part of the transfer and assignment under this Article IV, Teall shall immediately deliver to Biodiesel all copies of any and all materials and writings, in any form, which relate to or contain Confidential Information.

         4.3 OWNERSHIP RIGHTS. All right, title and interest in and to the Confidential Information, including but not limited to all registrable and patent rights which may subsist therein, shall be held and owned solely by Biodiesel. Teall hereby to respect and protect Biodiesel's rights therein. In the event that Teall shall, for any reason, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Confidential Information assigned hereunder, Teall shall assign to Biodiesel, without further consideration, his entire right, title and interest in and to each and every such item of Confidential Information.

         4.4 REASONABLE ASSISTANCE. Teall further agrees to assist Biodiesel in every reasonable way (solely at Biodiesel's expense) to obtain and from time to time enforce patents, copyrights or other rights or registrations on said Confidential Information in any and all countries, and to that end will execute all documents necessary:

                  (a) to apply for, obtain and vest in the name of Biodiesel alone (unless Biodiesel otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and

                  (c) to cooperate with Biodiesel (solely at Biodiesel's expense) in any enforcement or infringement proceeding on such letters patent, copyright or other analogous protection.


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         4.5 LIMITED POWER OF ATTORNEY. In the event Biodiesel is unable, after reasonable effort, to secure the signature of Teall on any patent, copyright or other analogous protection relating to Confidential Information, whether because of the physical or mental incapacity of Teall or for any other reason whatsoever, Teall hereby irrevocably designates and appoints Biodiesel and its duly authorized officers and agents as Teall's agent and attorney-in-fact, to act for and on his behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by Teall.


                                        V

                                  COMPENSATION
                                  ------------

         In consideration for the transfer and assignment of the Confidential Information hereunder by Teall to Biodiesel, the Parties agree as follows:

         5.1 CONTINUING ROYALTY. Biodiesel shall pay to Teall a "royalty payment" (as that term is commonly defined) equal to five percent (5%) of Biodiesel's gross income, determined on a calendar year basis in accordance with generally accepted accounting principles consistently applied.

         5.2 PAYMENT OF ROYALTY. All royalty payments due hereunder shall be paid to Teall on before sixty (60) days after the end of each calendar year.

         5.3 TERMINATION OF ROYALTY PAYMENT. Payment of the royalty hereunder shall continue up to and until the earlier of the following:

                  (a) the closing of an underwritten public offering of the Common Stock of Biodiesel;

                  (b) a sale of substantially all of the assets of Biodiesel;

                  (c) a merger or other similar acquisition or reorganization transaction under which Biodiesel is not the surviving corporation;

                  (d) a sale of more than fifty percent (50%) of the issued and outstanding Common Stock of Biodiesel; or

                  (e) The dissolution and winding up of the business of Biodiesel.

         5.4 DEATH OF TEALL. Upon the death of Teall, all obligations under this Agreement shall inure to the successors and assigns of Teall, and Biodiesel shall continue to tender the royalty payments in accordance with this Agreement to those designated by Teall in his estate planning documents or pursuant to operation of law.


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         5.5 PRIOR MONIES OWED AND ADVANCED. The royalty payment hereunder shall also serve to pay-in-full all prior monies loaned to, or advanced on behalf, Biodiesel by Teall.


                                       VI

                     REPRESENTATIONS AND WARRANTIES OF TEALL
                     ---------------------------------------

         Teall hereby represents and warrants to Biodiesel the following as of and on the day this Agreement is executed:

         6.1 EXECUTION OF AGREEMENT. The execution, delivery and consummation of this Agreement will comply with all applicable law and will not:

                  (a) Violate any judgment, order, writ or decree of any court or administrative body applicable to Teall;

                  (b) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any right to proceed against Biodiesel under any agreement, commitment, contract (written or oral) or other instrument to which Teall is a party.

         6.2 PRIOR ACTIONS AND KNOWLEDGE. Teall has not disclosed any Confidential Information, directly or indirectly, to anyone outside Biodiesel, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

         6.3 EMPLOYMENT AGREEMENT. Notwithstanding the continuing nature of the royalty payment, Teall's employment is covered by a separate Employment Agreement.

         6.4 LEGAL COUNSEL. Teall has had the opportunity to consult legal counsel in regard to this Agreement. Teall acknowledges that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained in this Agreement.


                                       VII

                   REPRESENTATIONS AND WARRANTIES OF BIODIESEL
                   -------------------------------------------

         Biodiesel hereby represents and warrants to Teall the following as of and on the day this Agreement is executed:

         7.1 CORPORATE STATUS. Biodiesel is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.


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         7.2 POWER AND AUTHORITY. Biodiesel has the power and authority to:

                  (a) own and operate its properties and to carry on its business as now being conducted;

                  (b) enter into, execute and deliver this Agreement, and the agreements referred to herein, and to consummate the transactions contemplated hereunder.

         7.3 EXECUTION OF AGREEMENT. The execution, delivery and consummation of this Agreement will comply with all applicable law and will not:

                  (a) Violate any judgment, order, writ or decree of any court or administrative body applicable to Biodiesel;

                  (b) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any right to proceed against Biodiesel under any agreement, commitment, contract (written or oral) or other instrument to which Biodiesel is a party.

                  (c) Upon the execution and delivery of this Agreement, Biodiesel will have all requisite power to enter into this Agreement and to consummate the transactions contemplated hereunder. Thereafter, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Biodiesel, and will be enforceable in accordance with their respective terms.



                                      VIII

                                INJUNCTIVE RELIEF
                                -----------------

         Teall hereby acknowledges that his failure to carry out any obligation under this Agreement, or a breach by Teall of any material provision herein, will constitute immediate and irreparable damage to Biodiesel, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Teall further agrees that no bond or other security shall be required in obtaining such equitable relief and he hereby consents to the issuance of such injunction and to the ordering of specific performance. Teall also understands that other action may be taken and remedies enforced against him.


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                                       IX

                              ADDITIONAL PROVISIONS
                              ---------------------

         9.1 EXECUTED COUNTERPARTS. This Agreement may be executed in any number of original, fax or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, as a defense to the formation of a contract.

         9.2 SUCCESSORS AND ASSIGNS. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

         9.3 SECTION HEADINGS. The section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

         9.4 SEVERABILITY. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

         9.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of Nevada, County of Clark, shall be the sole jurisdiction and venue for the bringing of such action.

         9.6 ENTIRE AGREEMENT. This Agreement, and all references herein, contains the entire understanding among the Parties hereto and supersedes any and all prior written or oral agreements, understandings, and negotiations between them respecting the subject matter contained herein.

         9.7 ADDITIONAL DOCUMENTATION. The Parties hereto agree to execute, acknowledge and cause to be filed and recorded, if necessary, any and all documents, amendments, notices and certificates which may be necessary or convenient under the laws of the State of Nevada.

         9.8 ATTORNEY'S FEES. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney's fees.

         9.9 AMENDMENT. This Agreement may be amended or modified only by a writing signed by all Parties.

         9.10 REMEDIES CUMULATIVE. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

         9.11 WAIVER. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.


                                       7
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         9.12 ASSIGNABILITY. Except as otherwise provided in Section 5.4, above, this Agreement is not assignable by either Party without the expressed written consent of all Parties.

         9.13 NOTICES. All notices, requests and demands hereunder shall be in writing and delivered by hand, by facsimile transmission, by mail, by telegram or by recognized commercial over-night delivery service (such as Federal Express, UPS or DHL), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by facsimile transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid;
(d) if by telegram, upon telephone confirmation of receipt of same; or, (e) if by recognized commercial over-night delivery service, upon such delivery.

         9.14 TIME. All Parties agree that time is of the essence as to this Agreement.

         9.15 DISPUTES. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Clark County, and the Parties agree to be bound by the arbitrator's award, which may be filed in the Superior Court of Nevada, County of Clark. The Parties consent to the jurisdiction of Nevada Courts for enforcement of this determination by arbitration. The prevailing Party shall be entitled to reimbursement for his attorney's fees and all costs associated with arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross-examine the opposing Party's witnesses, either through legal counsel, expert witnesses or both, and the provisions of the Nevada Code of Civil Procedure (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof.

         9.16 PROVISION NOT CONSTRUED AGAINST PARTY DRAFTING AGREEMENT. This Agreement shall be deemed to have been drafted by all Parties and, in the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

         9.17 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

         9.18 RECITALS. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

         9.19 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires consent or approval to be given by a Party, or a Party must or may exercise discretion, the Parties agree that such consent or approval shall not be unreasonably withheld, conditioned, or delayed, and such discretion shall be reasonably exercised. Except as otherwise provided herein, if no response to a consent or request for approval is provided within ten (10) days from the receipt of the request, then the consent or approval shall be presumed to have been given.


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         9.20 NO THIRD PARTY BENEFICIARIES. This Agreement has been entered into solely by and between Teall and Biodiesel, solely for their benefit. There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

         9.21 BEST EFFORTS. The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

         9.22 DEFINITIONAL PROVISIONS. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words "hereof", "herein", "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to "Dollars" or "$" shall be construed as being United States dollars; and, (vi) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.


                                        X

                                    EXECUTION
                                    ---------

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties, and shall be effective as of and on the last date set forth below.

BIODIESEL:                                      TEALL:
---------                                       -----

BIODIESEL INDUSTRIES, INC.,
a Nevada corporation
                                                -----------------------------

                                                NAME: RUSSELL T. TEALL, III
BY:__________________________
                                                DATED:______________________
NAME:_______________________

TITLE:_______________________

DATED:______________________




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